Exhibit 4.5

April 22, 2020

Company Order and Officer’s Certificate
4.350% Notes due 2050

The Bank of New York Mellon, as Trustee
240 Greenwich Street
New York, New York 10286

Ladies and Gentlemen:

Officer’s Certificate under Section 301 of the Indenture

Pursuant to Article Three of the Indenture, dated as of October 9, 2012 (as it may be amended or supplemented, the “Indenture”), between General Electric Company (the “Company”) and The Bank of New York Mellon as trustee (the “Trustee”), the Board Resolutions dated as of March 14, 1986, November 2, 1998, March 11, 2011, February 15, 2019 and April 10, 2020, and the resolutions of the Funding Committee of the Board of Directors of the Company dated as of April 13, 2020, of which copies certified by the Secretary or an Attesting Secretary of the Company are being delivered herewith under Section 301 of the Indenture,

A.        The Company’s 4.350% Notes due 2050 (the “Notes”) are hereby established. The Notes shall be in substantially the form attached hereto as Annex 1.

B.        The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 301 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture) and as shall be set forth in the form of Note attached hereto as Annex 1:

(1)        the title of the Notes shall be “4.350% Notes due 2050”;

(2)        the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $2,250,000,000 (except as provided in Section 301(2) of the Indenture); provided, however, that such authorized aggregate principal amount may from time to time be increased above such amount by a Board Resolution to such effect; and provided further, that additional Notes may not be issued under the same CUSIP number unless such additional Notes and the original Notes are fungible for U.S. federal income tax purposes;

(3)        the date on which the principal of the Notes shall be payable shall be May 1, 2050;

(4)        the Notes shall bear interest at the rate of 4.350% per annum. Interest shall accrue from the original issue date of the Notes. The Interest Payment Dates on which such interest will be payable shall be May 1 and November 1 of each year, commencing on November 1, 2020. The Regular Record Date for the determination of Holders to whom interest is payable on any such Interest Payment Date shall be April 15 and October 15, as the case may be (in each case whether or not a Business Day) immediately preceding the related Interest Payment Date; provided, however, that interest payable on the Maturity or on any Redemption Date shall be payable to the Person to whom the principal of such Notes shall be payable; interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest payable on any Interest Payment Date, Redemption Date or Maturity shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of the Notes, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Redemption Date or Maturity, as the case may be;

(5)        (a) the principal of and any premium or interest on the Notes shall be payable at, (b) the Notes may be presented for registration of transfer or exchange at, and (c) notices and demands to or upon the Company in respect of the Notes and the Indenture may be made at the Corporate Trust Office of the Trustee, currently located at 240 Greenwich Street;

(6)        the Notes may be redeemed pursuant to the terms set forth in the form of the Note incorporated herein by reference. In connection with any “make-whole” redemption, the Company shall give the Trustee notice of the related Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation;

(7)        not applicable;

(8)        the Notes shall be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(9)        not applicable

(10)      not applicable;

(11)      not applicable;

(12)      not applicable;

(13)      not applicable;

(14)      not applicable;

(15)      not applicable;

(16)      (a) the Notes shall be issued in the form of one or more Global Securities; (b) the Depositary for such Global Security or Securities shall be The

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Depository Trust Company (“DTC”); and (c) the procedures with respect to transfer and exchange of Global Securities shall be as set forth in the Indenture;

(17)        not applicable;

(18)        not applicable;

(19)        not applicable;

(20)        not applicable;

(21)        not applicable;

(22)        not applicable;

(23)        not applicable;

(24)        not applicable;

(25)        not applicable;

(26)        not applicable; and

(27)        solely with respect to the Notes, the last sentence of the first paragraph of Section 303 of the Indenture shall be amended and restated as follows: “The signature of any of these officers on the Securities may be manual, facsimile, or electronic.” The second paragraph of Section 303 of the Indenture shall be amended and restated as follows: “Securities bearing the manual facsimile, or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.” The first sentence of the last paragraph of Section 303 of the Indenture shall be amended and restated as follows: “No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual, facsimile, or electronic signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

Company Order under Section 303 of the Indenture

A.        You are hereby requested to authenticate on the date hereof $2,250,000,000 aggregate principal amount of the Notes, represented by: (i) Certificate No. 1 representing an aggregate principal amount of $500,000,000 of the Notes, (ii) Certificate No. 2 representing an aggregate principal amount of $500,000,000 of the Notes, (iii) Certificate No. 3 representing an aggregate principal amount of $500,000,000 of the Notes, (iv)

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Certificate No. 4 representing an aggregate principal amount of $500,000,000 of the Notes, and (v) Certificate No. 5 representing an aggregate principal amount of $250,000,000 of the Notes, heretofore delivered to you and duly executed by the Company and registered in the name of Cede & Co., as nominee of DTC in accordance with the Blanket Issuer Letter of Representations dated October 23, 2003, in the manner provided by the Indenture.

B.        You are hereby requested to hold the Notes as custodian for DTC.

C.        Concurrently with this Company Order, an Opinion of Counsel under Sections 102 and 303 of the Indenture is being delivered to you.

Officer’s Certificate under Section 102 of the Indenture

The undersigned, Jennifer VanBelle, the Senior Vice President and Treasurer of the Company, does hereby certify that:

(1)        I have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officer’s Certificate, and the definitions in the Indenture relating thereto;

(2)        I have read the Board Resolutions and the Unanimous Written Consent of the Funding Committee of the Board of Directors of the Company and the Opinion of Counsel referred to above;

(3)        I or individuals under my supervision have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as I deemed relevant for purposes of this certificate;

(4)        in my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions have been complied with;

(5)        on the basis of the foregoing, I am of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with; and

(6)        the form and terms of the Notes have been established in conformity with the provisions of the Indenture.

[Signature Page Follows]

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Kindly acknowledge receipt of this Company Order and Officer’s Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto. By signing below, the Trustee agrees to the terms and conditions set forth hereinabove.

Very truly yours,

Company Order:

GENERAL ELECTRIC COMPANY

By:	/s/ Jennifer VanBelle
Name: Jennifer VanBelle
Title: Senior Vice President and Treasurer

Attest:

By: /s/ Fred Robustelli
Name:	Fred Robustelli
Title:	Attesting Secretary

Officer’s Certificate:

By:	/s/ Jennifer VanBelle
Name: Jennifer VanBelle
Title: Senior Vice President and Treasurer

Attest:

By: /s/ Fred Robustelli
Name:	Fred Robustelli
Title:	Attesting Secretary

[Company Order and Officer’s Certificate – 2050 Notes]

Acknowledged by Trustee:

By:	/s/ Rita Duggan
Authorized Officer

[Company Order and Officer’s Certificate – 2050 Notes]

[Form of Note]